Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is entered into as of December 27, 2021 by and among KAYA HOLDINGS, INC., Inc., a Delaware corporation (the “Company”), CRAIG FRANK (“Frank”) and BMN CONSULTANTS, INC. (“BMN,” and together with Frank, each, a “Holder,” and collectively, the “Holders”).

RECITALS

WHEREAS, the Holders each hold of record 50,000 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Shares”); and

WHEREAS, the Company owes $588,000 in accrued but unpaid compensation to each Holder (the “Accrued Compensation”); and

WHEREAS, the Holders have each agreed with the Company to (a) waive payment of approximately $338,000 of the Accrued Compensation; (b) defer payment of the $250,000 balance of the Accrued Compensation until January 1,2025; and (c) exchange their Series C Shares for twenty (20) shares of newly designated Series D Convertible Preferred Stock of the Company (the “Series D Shares”), having the rights, powers, preferences, restrictions and limitations set forth in the Certificate of Designation attached as Exhibit A hereto (the transactions set forth in clauses (a), (b) and (c) of this Recital being referred to herein collectively as the “Share Exchange”), all on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Agreement are true and accurate, are contractual in nature, and are hereby incorporated into and made a part of this Agreement.

2.       The Share Exchange. Pursuant to the terms and conditions of this Agreement, the Holders each agree to (a) waive payment of approximately $338,000 of the Accrued Compensation; (b) defer payment of the $250,000 balance of the Accrued Compensation until January 1, 2025; and (c) exchange their Series C Shares for twenty (20) Series D Shares. Contemporaneously with the execution of this Agreement, each Holder shall deliver to the Company the certificates evidencing the Holder’s Series C Shares, together with an executed stock powers or such other instrument as may be required to cancel the Series C Shares. Upon receipt of the foregoing, the Company shall issue to each Holder or such Holder’s designee, a certificate in book entry form, evidencing the Holder’s Series D Shares registered in the name of such Holder or the Holder’s designee. Thereupon, the Share Exchange shall be deemed consummated and the Series C Shares shall be cancelled.

3.       Representations, Warranties and Agreements.

(a)               Holder Representations, Warranties and Agreements of the Holders. In order to induce the Company to enter into this Agreement, each Holder, for himself or itself, and for his or its affiliates, designs successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (i) The Holder has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action; (ii) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Holder hereunder; and (iii) the Series C Shares are owned by the Holder free and clear of all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description.

(b)               Representations Warranties and Agreements of the Company. In order to induce the Holder to enter into this Agreement, the Company for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows: (i) the Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action; (ii) no consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of the Company hereunder; (iii) the Series D Shares, when issued under the terms of this Agreement, will be duly and validly issued, fully-paid and non-assessable shares of the Company’s capital stock; (v) the Company is acquiring the Series C Shares in order to return them to its authorized capital (thereby cancelling them) and will, by virtue of this Agreement, exchange them by issuing the Series D Shares to the Holders.

4.       Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

5.       Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

6.       Attorneys’ Fees. In the event of action at law or in equity to interpret or enforce or interpret the terms of this Agreement, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of attorneys’ fees and costs at both the trial and appellate levels.

7.       No Reliance. Holder acknowledges and agrees that neither the Company nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Holder or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Agreement.

8.        Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

9.        Entire Agreement. This Agreement supersedes all other prior oral or written agreements between each Holder and the Company with respect to the subject matter hereof

10.     Amendments. This Agreement may be amended, modified, or supplemented only by written agreement of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

11.     Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

THE COMPANY:

KAYA HOLDINGS, INC.

By: /s/ Craig Frank
Craig Frank, Chief Executive Officer

THE HOLDERS:

BMN CONSULTANTS, INC.

By: /s/ William David Jones	/s/ Craig Frank
William David Jones, President	Craig Frank, individually